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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos. 333-19751 and 333-27487) and the Registration Statements on Form S-8 (File Nos. 33-80301 and 333-16205) of PAREXEL International Corporation and its subsidiaries of our report dated August 6, 1997, appearing on page 34 of PAREXEL International Corporation's Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 30, 1997 listed under Item 14(a) when such schedule is read in conjunction with the financial statements referred to in our report.
The audit referred to in such report included this Financial Statement Schedule.

PRICE WATERHOUSE LLP

Boston, Massachusetts
September 26, 1997